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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Chesapeake Energy Corporation on Form S-8 (Registration Nos. 333-07255 and 333-30324) of our report dated June 28, 2000, on our audits of the statements of net assets available for benefits of the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, as of December 31, 1999 and 1998 and the related statements of changes in net assets available for benefits for the years then ended, which report is included in this Annual Report on Form 11-K.



                                                   PricewaterhouseCoopers LLP



Oklahoma City, Oklahoma
June 28, 2000